UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2006

Commission File # 000-51055

RED MILE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-4441647
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4000 Bridgeway, Suite 101
Sausalito, CA 94965
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

415-339-4240
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Management Bonus Plan

On October 26, 2006, the Board of Directors of Red Mile Entertainment Inc. (the “Company”) approved a Fiscal 2007 Employee Incentive Bonus Plan (the “Plan”), which is a variable cash incentive program designed to motivate participants to achieve the Company’s financial and other performance objectives, and to reward them for their achievements when those objectives are met. All of the Company’s employees and several consultants are eligible to be considered for participation in the Plan solely at the discretion of the Board of Directors. Target bonuses vary based on the participant’s salary, and the amount of target bonus actually paid to individual employees will be based on the achievement of (i) certain individual performance objectives tailored to each participant’s role in the Company, (ii) certain Company performance objectives tied to the Company’s annual revenue, and (iii) certain non financial measures, specifically the volume of a key game shipped during the year. This is provided that other financial goals may be assessed as determined appropriate by the Company’s Board of Directors. The participants or the Company may elect to award this bonus in the Company’s common stock. There is also a provision in the plan which allows for the Board of Directors to award discretionary spot bonuses for extraordinary performance.

This brief description of the Plan is qualified by reference to the Fiscal 2007 Employee Incentive Bonus Plan attached as Exhibit 10.16 to this report.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
10.16	Fiscal 2007 Employee Incentive Bonus

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Mile Entertainment Inc.

Date: October 27, 2006	/s/ Ben Zadik
Ben Zadik Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.16	Fiscal 2007 Employee Incentive Bonus Plan